Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-231970, 333-192917, 333-160564, 333-153721, 333-153720, 333-153719, 333-133080, 333-104017, 333-185575, 333-213707, 333-225210 and 333-256360) on Form S-8 and (No. 333-228707) on Form S-T3 of our report dated March 25, 2022, with respect to the consolidated financial statements of Macy’s Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG

Cincinnati, Ohio

March 25, 2022